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                        GUARANTY AND INVESTMENT AGREEMENT

         THIS GUARANTY AND INVESTMENT AGREEMENT, dated as of April 17, 2000 (as amended, modified, restated or supplemented from time to time, the "Agreement"), is by and among WARBURG, PINCUS EQUITY PARTNERS, L.P., a Delaware limited partnership ("US Warburg"), WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V., a commanditaire vennootschap (limited partnership) established under the laws of the Netherlands, WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V., a commanditaire vennootschap (limited partnership) established under the laws of the Netherlands and WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V., a commanditaire vennootschap (limited partnership) established under the laws of the Netherlands (each, including US Warburg, a "Warburg Guarantor" and collectively, the "Warburg Guarantors") and BANK OF AMERICA, N.A., as Agent for the Lenders hereinafter defined (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Lenders have agreed to make certain loans and extensions of credit to American Medical Systems, Inc., a Delaware corporation (the "Borrower") pursuant to the terms of that Credit Agreement dated as of March 24, 2000 (as amended, modified, extended, increased, renewed or replaced, the "Credit Agreement") among the Borrower, the guarantors party thereto (the "Guarantors"), the Lenders party thereto (the "Lenders") and the Agent; and

         WHEREAS, the execution of this Agreement by the Guarantors is a condition precedent to the obligations of the Lenders to make extensions of credit to the Borrower under the Credit Agreement;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Warburg Guarantors hereby agree as follows:

         1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement. Capitalized terms defined herein and also defined in the Credit Agreement shall have the meanings provided herein. In addition the following terms shall have the following meanings:

                  "Coverage Ratio" means, as of the end of any fiscal quarter of US Warburg, the ratio of (a) the sum of (i) Domestic Public Portfolio Investments on the last day of such period plus (ii) the aggregate Remaining Capital Commitment Balances of all Limited Partners on the last day of such period to (b) Funded Debt of US Warburg (including, in any event, obligations of US Warburg under Sections 2 and 12 hereof) on the last day of such period.

                  "Domestic Public Portfolio Investments" means, at any time, with respect to US Warburg, the sum of:

                           (i) the aggregate value (as shown in the most recent
                  financial statements delivered to the Agent and the Lenders pursuant to Section 11(a)) of all portfolio investments of US Warburg in any Capital Stock (or other securities convertible at the option of US Warburg at any time into Capital Stock)
                  (a) of a

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                  Person incorporated or organized under the laws of any
                  State of the United States or the District of Columbia and (b) which is listed on a U.S. national securities exchange, plus

                           (ii) 75% of the aggregate value (as shown in the most
                  recent financial statements delivered to the Agent and the Lenders pursuant to Section 11) of all portfolio investments of US Warburg in any Capital Stock (or of other securities convertible at the option of US Warburg at any time into Capital Stock) (a) of a Person not incorporated or organized under the laws of any State of the United States or the District of Columbia and (b) which is listed on a U.S. national securities exchange.

                  "Event of Default" shall have the meaning assigned to such term in Section 14.

                  "Fully Satisfied" means, with respect to the Guaranteed Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Guaranteed Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Guaranteed Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated,
         (ii) fully cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full.

                  "Funded Debt" means, without duplication, with respect to US Warburg, the sum of (a) all Indebtedness (other than Hedging Agreements) of US Warburg for borrowed money (it being understood that with respect to Indebtedness incurred with an original issue discount, the obligations shall consist of the then accreted value), (b) all purchase money Indebtedness of US Warburg, (c) the principal portion of all obligations of US Warburg under Capital Leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of US Warburg, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty Obligations of US Warburg with respect to Funded Debt of another Person, (f) all Funded Debt of another entity secured by a Lien on any property of US Warburg whether or not such Funded Debt has been assumed by such person,
         (g) all Funded Debt of any partnership or unincorporated joint venture to the extent US Warburg is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of US Warburg when such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                  "General Partner" means Warburg, Pincus & Co., a New York general partnership, as general partner of US Warburg.

                  "Guaranteed Obligations" means, without duplication, all of the obligations (including, but not limited to, in respect of interest accruing after the occurrence of a

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         Bankruptcy Event, regardless of whether such interest is an allowed claim under the Bankruptcy Code) of the Borrower to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under
         (i) Sections 2.1, 2.2, 2.4, 3.5(a) and 3.5(b) of the Credit Agreement, the Revolving Notes and the Tranche B Term Notes and (ii) to the extent relating to the payment of principal, interest, fees or other amounts payable in respect of Revolving Loans, Letters of Credit, LOC Obligations or the Tranche B Term Loan, Sections 3.1, 3.3(b), 3.5(b), 3.6, 3.8, 3.9, 3.11, 3.12 or 11.5 of the Credit Agreement.

                  "Holdback Merger Consideration" shall have the meaning assigned to such term in Section 2.8(b) of the Purchase Agreement.

                  "Limited Partners" means the limited partners of US Warburg.

                  "Manager" means E.M. Warburg, Pincus & Co., LLC, a New York limited liability company.

                  "Mandatory Investment" means a purchase of Capital Stock in the Parent in Dollars and in funds immediately available to the Parent sufficient in amount to, and made in order to, enable the Borrower to fulfill its obligation to make when due payments of Holdback Merger Consideration in an aggregate amount of up to $11,000,000 in accordance with the terms of the Side Letter.

                  "Material Adverse Effect" means a material adverse effect on
         (i) after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge same), on the operations, financial condition, business or prospects US Warburg, (ii) the ability of US Warburg to make payments required under this Agreement, (iii) the ability of US Warburg to perform any material obligation under this Agreement or (iv) the material rights and remedies of the Agent under this Agreement.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which US Warburg or any Subsidiary of US Warburg is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Plan Asset Regulations" means the plan asset regulations of the Department of Labor, 29 CFR ss. 2510.3-101 et seq., as amended, and the advisory opinions and rulings issued thereunder.

                  "Remaining Capital Commitment Balance" means, at any time, the difference of (i) the amount of "Partners Capital-Contributions Receivable" as defined in (A) as of the Closing Date, the September 30, 1999 statement of net assets and partners' capital of US Warburg or
         (B) at any time after the Closing Date, the most recent statement of net assets and partners' capital of US Warburg delivered to the Agent and the Lenders pursuant to Section 11(a) minus (ii) any portion of the amount determined pursuant to clause (i) above with respect to which the Limited Partners shall not be obligated, upon request by the

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         General Partner, to make capital contributions for the purpose of providing funds to US Warburg to repay the Guaranteed Obligations.

                  "Side Letter" shall have the meaning assigned to such term in
         Section 2.8(b) of the Purchase Agreement.

         2. The Guaranty. Each of the Warburg Guarantors hereby jointly and severally guarantees to the Agent, for the ratable benefit of each Lender and the Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. In addition, if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), each of the Warburg Guarantors hereby jointly and severally promises to pay the same promptly, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, to pay the same promptly in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         This guarantee is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Warburg Guarantor other than US Warburg under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         3. Guaranteed Obligations Unconditional. The obligations of the Warburg Guarantors are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Warburg Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Warburg Guarantor agrees that it shall defer any right of subrogation, indemnity, reimbursement or contribution against the Borrower, any Guarantor or any other Warburg Guarantor for amounts paid under this Agreement until such time as the Guaranteed Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Warburg Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Warburg Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

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                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

                  (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Warburg Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Warburg Guarantor).

With respect to its obligations hereunder, each Warburg Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         4. Reinstatement. Neither the Warburg Guarantors' obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or any Guarantor, by reason of the Borrower's or any Guarantor's bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Warburg Guarantors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Warburg Guarantor agrees that it will indemnify the Agent, for itself and for the benefit of each Lender, on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         5. Certain Additional Waivers. The Warburg Guarantors agree that this Agreement may be enforced by the Agent on behalf of the Lenders without the necessity of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Credit Parties under the Credit Agreement or any collateral securing the Guaranteed Obligations or otherwise, and each Warburg Guarantor agrees not to assert any right to require the Agent and the Lenders to proceed against the Credit Parties or any other Person

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(including any co-guarantor) or to require the Agent and the Lenders to pursue any other remedy or enforce any other right. Each Warburg Guarantor further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Guaranteed Obligations until the Guaranteed Obligations shall have been Fully Satisfied. Each Warburg Guarantor further acknowledges and agrees that nothing contained in this Agreement shall prevent the Agent or the Lenders from suing the Credit Parties in respect of their obligations under the Credit Agreement and the other Credit Documents or foreclosing on any security interest or lien on any collateral securing the Guaranteed Obligations or from exercising any other rights available to the Agent and the Lenders under the Credit Documents if neither the Borrower nor the Guarantors timely perform their obligations, and the exercise of any of such rights and completion of any such foreclosure proceedings shall not constitute a discharge of any of the Warburg Guarantors' obligations hereunder unless as a result thereof the Guaranteed Obligations shall have been Fully Satisfied, it being the purpose and intent that the Warburg Guarantors' obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

         Without limiting the generality of the provisions of this Section 5, each Warburg Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss 26-7 through 26-9, inclusive, to the extent applicable. Each Warburg Guarantor further agrees that it shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 3 and through the exercise of rights of contribution pursuant to Section 27.

         6. Remedies. The Warburg Guarantors agree that, to the fullest extent permitted by law, as between the Warburg Guarantors, on the one hand, and the Agent on behalf of the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable for purposes of Section 2 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Warburg Guarantors for purposes of Section 2.

         7. Attorneys' Fees and Costs of Collection. The Warburg Guarantors further jointly and severally agree to pay on demand all costs and expenses of the Agent, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with any enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement.

         8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Warburg Guarantor against any and all of the obligations of such Person now or hereafter existing under this Agreement irrespective of whether the Agent or such Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights of each Lender under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

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        9. Term of Guarantee. This Agreement shall continue in full force and effect until the Guaranteed Obligations are Fully Satisfied. At any time after the Guaranteed Obligations have been Fully Satisfied, upon the request of US Warburg, the Agent, on behalf of the Lenders, shall acknowledge, in writing, the termination of this Agreement.

         10. Representations and Warranties. US Warburg hereby represents to the Agent, for the ratable benefit of the Lenders, that:

             (a) Existence and Power; Authorization; No Conflicts; Consents; Enforceable Obligations.

                 (i) US Warburg is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and is in good standing in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and has all power and authority under such laws and its partnership agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 (ii) (A) The General Partner is a general partnership validly existing under the laws of the State of New York and has all necessary power and authority under the laws of the State of New York and its partnership agreement to execute and deliver this Agreement on behalf of US Warburg.

                       (B) The Manager is a limited liability company validly
             existing under the laws of the State of New York and has all necessary power and authority under the laws of the State of New York and its operating agreement to execute and deliver this Agreement on the behalf of US Warburg.

                 (iii) US Warburg has the power and authority to enter into this
             Agreement, and to perform its obligations hereunder and consummate the transactions contemplated hereby and has by proper action duly authorized the execution and delivery of this Agreement.

                 (iv) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of the partnership agreement or other governance document of US Warburg, (ii) violate any law, regulation (including without limitation Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to US Warburg, (iii) violate or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which US Warburg is a party or by which US Warburg may be bound, (iv) result in or require the creation of any Lien (other than those contemplated in or in connection with this Agreement) upon or with respect to any Property owned by US Warburg.

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                 (v) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance by US Warburg of this Agreement.

                 (vi) This Agreement has been duly executed and delivered by US
             Warburg and constitutes the legal, valid and binding obligation of US Warburg, enforceable in accordance with its terms.

             (b) Financial Condition; No Material Change; No Default; No Litigation.

                 (i) The financial statements and financial information
             heretofore furnished to each Lender for the fiscal quarter of US Warburg ended December 31, 1998 are true and correct and fairly represent the financial condition of US Warburg as of such date; such financial statements and financial information were prepared in accordance with GAAP (except as noted therein). Since
             December 31, 1998, there has been no development or event relating to or affecting US Warburg which has had or could have a Material Adverse Effect.

                 (ii) No Default or Event of Default presently exists.

                 (iii) There are no actions, suits or legal, equitable,
             arbitration or administrative proceedings, pending or, to the knowledge of US Warburg threatened, against US Warburg which, if adversely determined, would have a Material Adverse Effect.

                 (iv) US Warburg is, and after consummation of the transactions contemplated by this Agreement, will be Solvent.

              (c) Compliance with Law; ERISA; Government Regulations.

                 (i) US Warburg is in compliance in all material respects with all laws, rules, regulations, orders and decrees applicable to it, or to its properties.

                 (ii) US Warburg has not established, nor does it plan to
             establish, any Plan.

                 (iii) US Warburg is not subject to regulation under the Public
             Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act, each as amended. In addition, US Warburg is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

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                 (d) Permitted Investment. The incurrence by US Warburg of its obligations hereunder are permitted by such Person's partnership agreement.

                 (e) VCOC. The assets of US Warburg do not constitute "plan assets" within the meaning of the Plan Asset Regulations because US Warburg qualifies as an "venture capital operating company" within the meaning of the Plan Asset Regulations and is entitled to the exemption provided in the Plan Asset Regulations. US Warburg shall deliver to the Agent a copy of the legal opinion provided to the Limited Partners that US Warburg qualified, as of the date of US Warburg's initial investment that was not a short-term investment of funds pending long-term commitment, as a venture capital operating company and was entitled to the exemption provided in the Plan Asset Regulations.

         11. Covenants. US Warburg hereby covenants and agrees with the Agent, for the ratable benefit of the Lenders, that until all of the Guaranteed Obligations shall have Fully Satisfied:

                  (a)      Financial Statements.

                           (i) As soon as available and in any event within 90
                  days after the close of each fiscal year of US Warburg, US Warburg will furnish, or cause to be furnished, to the Agent and each of the Lenders a statement of net assets and partners' capital and statement of operations and changes in capital accounts, all such financial information to be in reasonable form and detail, reasonably acceptable to the Agent and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of such Warburg Guarantor as a going concern.

                           (ii) As soon as available and in any event within 60
                  days after the close of each fiscal quarter of US Warburg (other than the fourth fiscal quarter, in which case 90 days after the end thereof), such US Warburg will furnish, or cause to be furnished, to the Agent and each of the Lenders (A) a statement of net assets and partners' capital and statement of operations and changes in capital accounts, all such financial information to be in reasonable form and detail and reasonably acceptable to the Agent and (B) a certificate of an officer of the Manager (1) to the effect that such quarterly financial statements fairly present in all material respects the financial condition of US Warburg and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and (2) demonstrating compliance with the financial covenants contained in
                  Section 11(c) by calculation thereof as of the end of each such fiscal period.

                  (b)      Plan Assets, etc.; ERISA.

                           (i) US Warburg will do, or cause to be done, all
                  things necessary to ensure that US Warburg will not at any time be deemed to hold "plan assets" within the meaning and as defined in the Plan Asset Regulations.

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                 (ii) US Warburg will do, or cause to be done, all things
             necessary to ensure that it will not be deemed to hold "plan assets" within the meaning of the Plan Asset Regulations at any time, and as soon as practicable after the beginning of each "annual valuation period" of US Warburg (as defined in the Plan Asset Regulations), US Warburg shall deliver to the Agent a copy of the legal opinion concerning the compliance of US Warburg with the "venture capital operating company" exemption of the Plan Asset Regulations as required pursuant to section 12(d) of US Warburg's partnership agreement.

                 (iii) US Warburg will not establish any Plan.

            (c)  Financial Covenants.

                 (i) Coverage Ratio. US Warburg shall cause the Coverage Ratio, as of the last day of each fiscal quarter of US Warburg, to be greater than or equal to 2.0 to 1.0.

                 (ii) Sufficient Liquidity. US Warburg shall at all times
             maintain sufficient liquidity to enable it to make payments required under this Agreement.

         12. Holdback Merger Consideration.

             (a) Mandatory Investments. US Warburg hereby agrees that, to the extent that Holdback Merger Consideration becomes payable from time to time by the Borrower pursuant to the terms of the Side Letter, then US Warburg shall immediately make (or cause other investors in the Parent to immediately make) a Mandatory Investment.

             (b) Bankruptcy. Notwithstanding the terms of clause (a) above, the obligations of US Warburg under this Section 12 shall not be satisfied by the making of a Mandatory Investment (or any other capital contribution to or investment in the Parent or any of the Consolidated Parties) at any time after the Business Day immediately preceding the first day that a Bankruptcy Event with respect to the Parent or the Borrower shall have occurred.

             (c) Purchase of Participation Interest in Lieu of Mandatory Investment. In the event that US Warburg shall fail to make when due any Mandatory Investment required pursuant to clause (a) above for any reason other than the occurrence of a Bankruptcy Event with respect to the Parent or the Borrower as contemplated by clause (b) above, then US Warburg hereby promises to pay to the Agent (for the ratable benefit of the Lenders), on the date that such Mandatory Investment otherwise would have been required in accordance with the terms of clause (a), an amount equal to the amount of the Mandatory Investment that otherwise would have been so required. All amounts paid by US Warburg to the Agent pursuant to this clause (c) immediately shall be applied by the Agent (for the ratable benefit of the Lenders) to pay for the purchase by US Warburg of an undivided, non-voting participation interest in the Tranche A Term Loan (and, after the Tranche A Term Loan has been repaid, in all of the Credit Party Obligations then outstanding under the Credit Documents) on a basis subordinated in right of payment on substantially the terms and conditions set forth on Exhibit A.

             (d) Indemnity. In the event that US Warburg shall fail to make when due any Mandatory Investment required pursuant to clause (a) above due to the occurrence of a Bankruptcy Event with respect to the Parent or the Borrower as contemplated by clause (b) above, then US Warburg agrees to indemnify the Agent and the Lenders for any loss in respect of any Credit Party Obligations resulting from the failure of the Borrower to make any required payment the Holdback Merger Consideration; provided, however, that the obligations of US Warburg under this clause (d) shall not exceed the amount of Mandatory Investments that otherwise would have been required pursuant to clause (a) above but for the occurrence of such Bankruptcy Event.

             (e) Separate Obligations. The obligations of US Warburg under this
         Section 12 shall be separate and apart from, and in addition to, the obligations of US Warburg under Section 2 hereof.

         13. Additional Liability of Warburg Guarantors. If any of the Warburg Guarantors are or become liable for any indebtedness owing by any Credit Party to the Agent or any Lender by endorsement or otherwise other than under this Agreement, such liability shall not be in any manner impaired or reduced hereby but shall have all and the same force and effect it would have had if this Agreement had not existed and such Warburg Guarantor's liability hereunder shall not be in any manner impaired or reduced thereby.

         14. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

             (a) Effectiveness of Agreement. This Agreement or any provision hereof shall cease to be in full force and effect with respect to US Warburg, or US Warburg or any Person acting by or on behalf of US Warburg shall deny or disaffirm US Warburg's obligations under this Agreement; or

             (b) Payment. US Warburg shall default in the payment when due of any amounts payable by it pursuant to Section 2, 7, 12 or 22 hereof; or

             (c) Representations. Any representation, warranty or statement made or deemed to be made by US Warburg herein or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

             (d) Covenants.

                 (i) US Warburg shall default in the due performance or
             observance of any term, covenant or agreement contained in
             Section 11(b) or Section 11(c); or

                 (ii) US Warburg shall default in the due performance or
             observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (c) or (d)(i) of this Section
             14) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of US Warburg becoming aware of such default or notice thereof by the Agent; or

              (e) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to US Warburg; or

              (f) Defaults under Other Agreements. With respect to any Indebtedness in excess of $10,000,000 in the aggregate, (A) US Warburg shall (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or
         (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

              (g) Judgments. One or more judgments or decrees shall be entered against US Warburg involving a liability of $10,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

              (h) General Partner. Warburg, Pincus & Co., a New York general partnership, or its Affiliate shall fail to be the sole general partner of US Warburg; or

              (i) Permitted Investment. For any reason, US Warburg's ownership of all or any portion of the Borrower's Capital Stock shall not be permitted by US Warburg's partnership agreement; or

              (j) Event of Default under Credit Agreement. The occurrence of an "Event of Default" under and as defined in the Credit Agreement.

         15. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Agent may, or, upon the request and direction of the Required Lenders, shall, by written notice to the Warburg Guarantors, enforce any and all rights, remedies and interests created and existing under this Agreement.

         16. No Waiver; Cumulative Rights. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and the Credit Parties and the Warburg Guarantors shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on the Credit Parties or any of the Warburg Guarantors in any case shall entitle either of such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         17. Usury. Notwithstanding any other provisions herein contained, no provision of this Agreement shall require or permit the collection from any of the Warburg Guarantors of interest in excess of the maximum rate or amount that such Warburg Guarantor may be required or permitted to pay pursuant to any applicable law. In the event any such interest is collected, it shall be applied in reduction of obligations hereunder, and the remainder of such excess collected shall be returned to the Warburg Guarantors once such obligations have been fully satisfied.

         13. The Agent. In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions are incorporated by reference herein with the same force and effect as if set forth herein.

         18. Successors and Assigns. This Agreement shall be binding on and enforceable against each Warburg Guarantor and its successors and assigns; provided that, none of the Warburg Guarantors may assign or transfer any of its obligations hereunder without prior written consent of the requisite Lenders as provided in the Credit Agreement. This Agreement is intended for and shall inure to the benefit of the Agent for itself and the ratable benefit of the Lenders and each and every person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to "Agent" or "Lender" shall include and refer to each and every successor or assignee of the Agent or any Lender at any time holding or owning any part of or interest in any part of the Guaranteed Obligations. This Agreement shall be transferable and negotiable with the same force and effect, and to the same extent, that the Guaranteed Obligations are transferable and negotiable, it being understood and stipulated that upon assignment or transfer by the Agent or any Lender of any of the Guaranteed Obligations the legal holder or owner of the Guaranteed Obligations (or a part thereof or interest therein thus transferred or assigned by the Agent or any Lender) shall (except as otherwise stipulated by the Agent or any such Lender in its assignment) have and may exercise all of the rights granted to the Agent for the benefit of such Lender under this Agreement to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred to said person. Each Warburg Guarantor expressly waives notice of transfer or assignment of the Guaranteed Obligations, or any part thereof, or of the rights of the Agent hereunder. Failure to give notice will not affect the liabilities of the Warburg Guarantors hereunder.

         19. Application of Payments. Each of the Agent and the Lenders may apply any payments received by it from any source against that portion of the Guaranteed Obligations (principal, interest, court costs, attorneys' fees or other) in such priority and fashion as it may deem appropriate.

         20. Modifications. Subject to the terms of the Credit Agreement, this Agreement and the provisions hereof may be changed, discharged or terminated only by an instrument in writing signed by each of the Warburg Guarantors affected thereby and the Agent.

         21. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective
(a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below or at such other address as such party may specify by written notice to the other parties hereto:

         if to any Warburg Guarantor:

              Warburg, Pincus Equity Partners, L.P.
              466 Lexington Avenue
              New York, New York  10017
              Attn:  Elizabeth Weatherman
              Telephone:  (212) 878-0600
              Telecopy:    (212) 878-9361

         if to the Agent:

              Bank of America, N. A.
              Independence Center, 15th Floor
              NC1-001-15-04
              101 North Tryon Street
              Charlotte, North Carolina 28255
              Attn:  Erik Truette, Agency Services
              Telephone:  (704) 388-1108
              Telecopy:    (704) 409-0028

         with a copy to:

              Bank of America, N. A.
              Bank of America Corporate Center, 13th Floor
              NC1-007-13-06
              100 North Tryon Street
              Charlotte, North Carolina 28255
              Attn:  Kip Davis
              Telephone:  (704) 388-7731
              Telecopy:    (704) 386-9607

         22.  Taxes.

              (a) Any and all payments by or on behalf of any of the Warburg Guarantors to or for the account of the Agent for the ratable benefit of the Lenders hereunder shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes measured by or imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such

         Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or located (or in which its principal executive office is located) or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any of the Warburg Guarantors shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 22) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Person shall make such deductions, (iii) such Person shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Person shall furnish to the Agent, at its address referred to in Section 21, the original or a certified copy of a receipt evidencing payment thereof.

              (b) In addition, the Warburg Guarantors agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

              (c) The Warburg Guarantors agree to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 22) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

              (d) Within thirty (30) days after the date of any payment of Taxes, the Warburg Guarantors shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

              (e) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Warburg Guarantors contained in this Section 22 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

         23. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         24. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

              (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this

         Agreement, each Warburg Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each Warburg Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 21, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent on behalf of the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Warburg Guarantors in any other jurisdiction.

              (b) Each Warburg Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

              (c) TO THE EXTENT PERMITTED BY LAW, THE AGENT AND EACH WARBURG GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         25. Headings. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

         26. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.

         27. Rights of the Required Lenders. All rights of the Agent hereunder, if not exercised by the Agent, may be exercised by the Required Lenders.

         28. Limited Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection therewith (collectively, the "Transaction Documents"), the Borrower agrees and the Agent on behalf of the Lenders, agrees that no recourse under any Transaction Document shall be had against (i) any officer, agent, employee or manager (including the Manager) or employee of the Warburg Guarantors, (ii) any partner of any Warburg Guarantor (or any of its partners), (iii) any director, officer, employee, partner, Affiliate or assignee of any Person referred to in clause (i) or clause (ii) (other than any such Affiliate or assignee that is a party to a Credit Document) (the Persons referred to in clauses (i) through
(iii), inclusive, being "Non-Liable Entities"), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Entity, in its capacity as such, for any obligations of any Warburg Guarantor under any Transaction Document for any claim based on, arising out of, in respect of or by reason of such obligations or their creation, all such liability being hereby irrevocably waived.

IN WITNESS WHEREOF, each of the undersigned Warburg Guarantors has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         WARBURG, PINCUS EQUITY PARTNERS, L.P.,
                         a Delaware limited partnership

                         By:      E.M. Warburg, Pincus & Co., LLC, a New
                                  York limited liability company, its manager

                                  By:  /s/ Elizabeth Weatherman
                                     -------------------------------------------
                                  Name:  Elizabeth Weatherman
                                       -----------------------------------------
                                  Title:  Managing Director
                                        ----------------------------------------
                         WARBURG, PINCUS NETHERLANDS
                         EQUITY PARTNERS I, C.V.,
                         a commanditaire vennootschap (limited partnership) established under the laws of the Netherlands

                         By:      E.M. Warburg, Pincus & Co., LLC, a New
                                  York limited liability company, its manager

                                  By:  /s/ Elizabeth Weatherman
                                     -------------------------------------------
                                  Name:  Elizabeth Weatherman
                                       -----------------------------------------
                                  Title:  Managing Director
                                        ----------------------------------------

                         WARBURG, PINCUS NETHERLANDS
                         EQUITY PARTNERS II, C.V.,
                         a commanditaire vennootschap (limited partnership) established under the laws of the Netherlands

                         By:      E.M. Warburg, Pincus & Co., LLC, a New
                                  York limited liability company, its manager

                                  By:  /s/ Elizabeth Weatherman
                                     -------------------------------------------
                                  Name:  Elizabeth Weatherman
                                       -----------------------------------------
                                  Title:  Managing Director
                                        ----------------------------------------

                         WARBURG, PINCUS NETHERLANDS
                         EQUITY PARTNERS III, C.V.,
                         a commanditaire vennootschap (limited partnership) established under the laws of the Netherlands

                         By:      E.M. Warburg, Pincus & Co., LLC, a New
                                  York limited liability company, its manager

                                  By:  /s/ Elizabeth Weatherman
                                     -------------------------------------------
                                  Name:  Elizabeth Weatherman
                                       -----------------------------------------
                                  Title:  Managing Director
                                        ----------------------------------------

ACCEPTED:

BANK OF AMERICA, N.A.,
as Agent

By: /s/ David H. Strickert
   -------------------------------
Name:  David H. Strickert
Title:  Principal

                                    Exhibit A

                             TERMS OF SUBORDINATION

- No payments or prepayments of principal or interest on the participation interest of US Warburg in the Credit Party Obligations (the "Warburg Participation Interest") may be made by the Credit Parties or received by US Warburg until the Credit Party Obligations have been paid in full in cash and the Commitments under the Credit Agreement have been terminated.

- Until the Credit Party Obligations have been paid in full in cash and the Commitments under the Credit Agreement have been terminated, US Warburg shall have no right to direct the Agent to exercise remedies in respect of Warburg Participation Interest.

- Until the date 91 days after the Credit Party Obligations have been paid in full in cash and the Commitments under the Credit Agreement have been terminated, US Warburg shall not take any action in its capacity as holder of Warburg Participation Interest to initiate an involuntary bankruptcy proceeding in respect of any Credit Party.

- The Lenders other than US Warburg shall have the right, if not exercised by US Warburg, to file proofs of claim (and any notice of assignment of the right to receive payments) in respect of Warburg Participation Interest to the extent not filed by US Warburg in any bankruptcy proceeding in respect of any Credit Party.

- In any bankruptcy proceeding in respect of any Credit Party, the Lenders other than US Warburg shall be entitled to payment in full in cash before US Warburg, in its capacity as holder of Warburg Participation Interest, shall be entitled to receive any payments, property or assets (other than (i) debt securities that are subordinated at least to the extent provided in this Exhibit B and (ii) equity securities that are not redeemable for cash, and in respect of which no cash dividends are payable), until the Credit Party Obligations have been paid in full in cash and the Commitments under the Credit Agreement have been terminated.

- Any payments received by US Warburg, in its capacity as holder of Warburg Participation Interest, in contravention of the foregoing subordination provisions shall be held in trust for the benefit of, and immediately turned over to, the Agent (for the ratable benefit of the Lenders other than US Warburg).

- In any reorganization proceeding in respect of any Credit Party, the Lenders other than US Warburg shall be entitled to approve the use of cash collateral by such Credit Party.

- US Warburg, in its capacity as holder of Warburg Participation Interest, shall not exercise any right of subrogation in respect of any of the Credit Party Obligations until the Credit Party Obligations have been paid in full in cash and the Commitments under the Credit Agreement have been terminated.